UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2015

SUMMIT HOTEL PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35074	27-2962512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12600 Hill Country Boulevard, Suite R-100
Austin, Texas 78738
(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement

On June 2, 2015, Summit Hotel OP, LP, the operating partnership of Summit Hotel Properties, Inc. and certain affiliated entities (collectively the “Company”), entered into two separate agreements to sell a portfolio of 26 hotels containing an aggregate of 2,793 guestrooms to affiliates of American Realty Capital Hospitality Trust, Inc. (“ARCH”) for an aggregate cash purchase price of approximately $351.4 million, subject to closing pro rations and adjustments.  The Company anticipates deploying a portion of the sales proceeds through 1031 exchanges to defer certain taxable gains.  The 26 hotels will be sold in three separate closings, which are expected to occur in the third quarter of 2015 (10 hotels), the fourth quarter of 2015 (10 hotels) and the first quarter of 2016 (6 hotels).  ARCH may terminate either agreement, with or without cause, prior to the expiration of the due diligence period on July 15, 2015.  Each closing is subject to the satisfaction of customary closing conditions.  The closing of the hotels being sold by the Company at any particular closing is not conditioned on the sale of the other hotels at that closing or any other closing.  Accordingly, the Company can give no assurance that all 26 hotels or any of them will be sold on the terms described above.  If any of the hotels are not sold, the cash purchase price will be adjusted by the parties in accordance with the applicable agreement.

The following table lists the 26 hotels in the portfolio:

Hotel	Location	Number of Rooms

Hotels to be sold at first closing (expected closing in the third quarter of 2015):

Hampton Inn	Medford, OR	75
DoubleTree	Baton Rouge, LA	127
Fairfield Inn & Suites	Baton Rouge, LA	78
SpringHill Suites	Baton Rouge, LA	78
TownePlace Suites	Baton Rouge, LA	90
Hampton Inn & Suites	El Paso, TX	139
Hampton Inn	Ft. Wayne, IN	118
Residence Inn	Ft. Wayne, IN	109
Courtyard by Marriott	Flagstaff, AZ	164
SpringHill Suites	Flagstaff, AZ	112

Hotels to be sold at second closing (expected closing in the fourth quarter of 2015):

Residence Inn	Jackson, MS	100
Holiday Inn Express	Vernon Hills, IL	119
Courtyard by Marriott	Germantown, TN	93
Courtyard by Marriott	Jackson, MS	117
Fairfield Inn & Suites	Germantown, TN	80
Residence Inn	Germantown, TN	78
Aloft	Jacksonville, FL	136
Staybridge Suites	Ridgeland, MS	92
Homewood Suites	Ridgeland, MS	91
Courtyard by Marriott	El Paso, TX	90

Hotels to be sold at third closing (expected closing in the first quarter of 2016):

Fairfield Inn & Suites	Spokane, WA	84
Fairfield Inn & Suites	Denver, CO	160
SpringHill Suites	Denver, CO	124
Hampton Inn	Ft. Collins, CO	75
Fairfield Inn & Suites	Bellevue, WA	144
Hilton Garden Inn	Ft. Collins, CO	120

Item 7.01.       Regulation FD Disclosure

On June 8, 2015, the Company issued a press release announcing the proposed sale to ARCH of the 26 hotels described in Item 1.01.  A copy of the press release is furnished as Exhibit 99.1 to this report.

In addition, on June 8, 2015, the Company posted an updated investor presentation to its website, www.shpreit.com, which discusses the proposed sale of the hotels to ARCH.  A copy of the updated investor presentation is furnished as Exhibit 99.2 to this report.

Forward Looking Statements

The Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  These forward-looking statements are based upon the Company’s expectations, but these statements are not guaranteed to occur.  Investors should not place undue reliance upon forward-looking statements.  These statements relate to, among other things, the Company’s pending sale of hotels to ARCH.  No assurances can be given that the dispositions will be completed when expected, on the terms described or at all.  These actions are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, general economic conditions, market conditions and other factors, including those set forth in the Risk Factors section of the Company’s periodic reports and other documents filed with the Securities and Exchange Commission (the “SEC”).  Copies are available on the SEC’s website, www.sec.gov.  The Company undertakes no obligation to update these statements after the date of this Current Report on Form 8-K.

Item 9.01.       Financial Statements and Exhibits

(d)       Exhibits

99.1      Press release issued June 8, 2015

99.2      Summit Hotel Properties, Inc. Investor Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

		By:	/s/ Christopher R. Eng
Christopher R. Eng
Senior Vice President, General Counsel
Date:	June 8, 2015	Chief Risk Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued June 8, 2015.

99.2	Summit Hotel Properties, Inc. Investor Presentation.